                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   F O R M 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                         CIT Equipment Collateral 2001-1
             (Exact name of registrant as specified in its charter)

                  Delaware                                   Applied For
          (State of incorporation)                        (I.R.S. Employer
                                                        Identification Number)

       c/o Allfirst Financial Center
       National Association
       499 Mitchell Road
       Mail Code 101-591
       Millsboro, Delaware                               19966
      (Address of principal                              (Zip Code)
        executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

      Title of each class                       Name of each exchange on which
      to be so registered                       each class is to be registered

            None                                       N/A

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box [ ].

Securities to be registered pursuant to Section 12(g) of the Act:
                  $180,000,000 Class A-1 Receivable-Backed Notes $254,000,000 Class A-2 Receivable-Backed Notes $233,000,000 Class A-3 Receivable-Backed Notes $129,328,157 Class A-4 Receivable-Backed Notes $ 12,707,364 Class B Receivable-Backed Notes
                  $ 16,943,152 Class C Receivable-Backed Notes
                  $ 21,178,941 Class D Receivable-Backed Notes
                               (Title of class)






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Item 1. Description of Registrant's Securities to be Registered

     Prospectus Supplement dated March 2, 2001 and Prospectus dated February 5, 2001 filed with the Commission on March 7, 2001 pursuant to Rule 424(b)(5) are incorporated by reference herein.

Item 2. Exhibits

        1.1* Form S-3 Registration Statement No. 333-53688 filed with the
             Commission on January 12, 2001.

        1.2* Amendment No. 1 to the Form S-3 Registration Statement No.
             333-53688 filed with the Commission on January 30, 2001.

        1.3* Form 424B5 Registration Statement No. 333-53688 filed with the
             Commission on March 7, 2001.


        * Previously filed.







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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    CIT EQUIPMENT COLLATERAL 2001-1

                                    By: CIT FINANCIAL USA, INC.
                                        as Servicer


                                    By: /s/ Eric S. Mandelbaum
                                        ----------------------
                                    Name:  Eric S. Mandelbaum
                                    Title: Vice President


Dated: March 22, 2001